EXHIBIT 99.1

CHARTER FOR THE AUDIT COMMITTEE
OF STAGE STORES, INC.
April 5, 2002

I.      DESCRIPTION AND PURPOSE

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") of Stage Stores, Inc. (the "Company") whose primary function is to ensure the integrity of the Company's financial statements. The Committee shall assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Board and others, the internal control structure, the audit process, and the adherence to applicable laws and regulations. Considering the size and complexity of the Company, the Committee shall apply reasonable materiality standards to all of its activities.

II.      COMPOSITION/EXPERTISE REQUIREMENT OF AUDIT COMMITTEE MEMBERS

            A.      In General

                        1. The Committee shall consist of at least three members, comprised solely of Independent Directors, as that term is defined below.

                        2. Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after his or her appointment to the Committee.

                        3. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

            B.      Independent Director

As used in this Charter, "Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

                        1. a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

                        2. a director who accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

                        3. a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in the director's home;

                        4. a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent (5%) of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

                        5. a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

            C.      Limited Exception to Independent Director Requirement.

Notwithstanding paragraph II.A., one director who is not independent, as defined in paragraph II.B., and is not a current employee or an immediate family member of an employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by that director is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

III.      MEETINGS

The Committee shall meet as frequently as circumstances require, but in any event on a quarterly basis. The Committee may ask members of management or others to attend meetings and may provide pertinent information to them as the Committee deems necessary. The Committee should meet privately in executive session at least annually with management, the director of the Company's internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or any of those groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures. Minutes shall be taken for each Committee meeting which shall then be approved at the next meeting of the Committee.

IV.      RESPONSIBILITIES AND DUTIES

The Committee's primary responsibilities and duties are as follows:

            A.      In General

                        1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

                        2. Monitor the independence and performance of the Company's independent auditors and the performance of the Company's internal auditing department.

                        3. Provide an avenue of communication between the independent auditors and the Company's internal auditing department.

                        4. Provide an avenue of communication among the independent auditors, management, the Company's internal auditing department, and the Board.

            B.      Review Procedures

                        1. Review and reassess the adequacy of this Charter on an annual basis. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations and the rules of the stock exchange on which the Company's securities are traded.

                        2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding principals, practices, and judgments.

                        3. In conjunction with management, the independent auditors, and the Company's internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the Company's internal auditing department together with management's responses.

                        4. Review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principals and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chairman of the Committee may represent the entire Committee for purposes of this review.

                        5. Review with the independent auditor:

                                    a. The Company's financial statements and related footnotes and the independent auditor's report thereon, including their report on the adequacy of the Company's internal controls and any significant recommendations they may offer to improve internal controls;

                                    b. Any significant accruals, reserves or estimates which may have a material impact on the financial statements; and

                                    c. Any difficulties or disputes with management encountered by the independent auditor during the course of the audit and any instances of second opinions sought by management.

                        6. Consider and review with the independent auditor:

                                    a. The adequacy of the Company's internal controls and any significant findings during thc year and management's responses thereto; and

                                    b. Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of their work or access to required information.

                         7. Consider with management and the independent auditor the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB or others.

                        8. Review with legal counsel any legal and regulatory matters that may have a material impact on the financial statements and any reports received from regulators, and any environmental compliance and reserves.

                        9. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

            C.      Independent Auditors

                        1. The independent auditors are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

                        2. The Committee is responsible for ensuring that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the Board take appropriate action to oversee the independence of the independent auditor. The Committee shall review the independence and the performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. To ensure independence, on an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

                        3. The Committee shall review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach to ensure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

                        4. The Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

                        5. The Committee shall approve any change in the independent auditor's engagement partner or audit partner responsible for the audit of the Company's financial statements.

V.      INVESTIGATIONS

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and duties and it has direct access to the independent auditors as well as anyone in the Company. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary to fulfill its responsibilities and duties.

VI.      WRITTEN AFFIRMATION

Once each year the Committee shall provide the Company through the Board, and the Company shall provide to the stock exchange on which the Company's securities are traded, written confirmation regarding:

            1. Any determination that the Board has made regarding the independence of directors who are members of the Committee pursuant to this Charter;

            2. The financial literacy of the Committee members;

            3. The determination that at least one of the Committee members has accounting or related financial management expertise; and

            4. The annual review and reassessment of this Charter.